Exhibit 10.10

Agreement on cooperation in insurance brokerage business

Name of insurance company (party a) : Beijing branch of China united life insurance co., LTD

Name of broker (party b) : zhejiang tianruixiang insurance broker co., LTD

2017

Party a: Beijing branch of zhonghua union life insurance co., LTD

Address: room 0301-1314, floor 3, building 1, yard 18, fengtai north road, fengtai district, Beijing

Zip code: 10016

Contact number :010-63809985

Fax: 01063801170

Legal representative (person in charge) : wang xiaobin

Agent:

"Industrial and commercial business license" certificate no. :103642887

Certificate no. :0001937

Party b: zhejiang tianruixiang insurance broker co., LTD

Address: room 1106, building 2, xizi international center, jianggan district, hangzhou city, zhejiang province

Zip code: 310016

Contact number :0571-87998526

Fax:

Legal representative: wang zhe

Agent:

Certificate no. :9133000050500720X

License to operate insurance brokerage business certificate no. :0012530

In order to promote both parties of complementary and mutually beneficial common development to further develop the insurance market guarantee insurance business behavior is legal, fair and go smoothly, according to the insurance law of the People's Republic of China, the insurance brokerage institutions regulations (revised in 2015) and other relevant state laws, regulations and administrative rules, with the consent of both parties friendly consultation, insurance brokerage business cooperation matters, reach the following agreement:

I the general

Article 1 both parties shall carry out insurance brokerage business cooperation in accordance with the principles of abiding by industry ethics, protecting the legitimate rights and interests of both parties, equality and mutual benefit, sincere cooperation, paid services and common development. Both party a and party b undertake to the other party that they will comply with all applicable laws, regulations and rules in the cooperation and performance of this contract. Does not violate the legitimate rights of any third party.

Ii. Scope of cooperation

Article 2 based on the interests of the insurance applicant or the insured, party b shall provide intermediary services for the insurance applicant to enter into an insurance contract with party a (insurer) and shall charge intermediary fees (brokerage fee, the same hereinafter) to party a according to law. Party a shall issue the insurance policy to the applicant, bear the insurance liability and pay the intermediary fee to party b.

Article 3 the scope of cooperation between party a and party b shall include product recommendation, business cooperation and technical training support. Party a and party b will also actively develop in-depth cooperation including information communication, technological complementarity, market coordination, product development, research and innovation, etc. Both parties may negotiate and sign a specific cooperation agreement on one of the above-mentioned cooperation projects.

Party b has no authority to issue orders, investigate losses and settle claims; Party b shall not make any promise of insurance acceptance, claim or payment beyond the scope authorized by party a to the applicant, insured or beneficiary. If party b exceeds the scope of authorization and damages the legitimate rights and interests of party a, party a shall have the right to terminate this agreement and hold party b liable for breach of contract at any time.

Article 4 party a and party b shall carry out the above business cooperation within the scope of their joint operation approved by the regulatory authorities. The insurance product scope of cooperation between party a and party b is listed in appendix 1 to this agreement.

Article 5 within the effective period of this agreement, party a according to their own development needs, have the right to adjust or terminate the authorization of party b sell party a's insurance products, but the adjust or termination, party a should advance written notice to party b, party b shall, after receiving a written notice in accordance with the adjusted scope of authorized agent cooperation business or stop selling life insurance product.

Iii. Term of cooperation

Article 6 from October 24, 2017 to October 23, 2020, party a and party b shall cooperate in the scope of cooperation set forth in articles 2, 3 and 4 of this agreement.

Article 7 during the term of this agreement, either party shall request to terminate this agreement in writing to the other party. This agreement shall be terminated upon mutual agreement and written agreement between the parties.

Iv. Rights and obligations of both parties

Party a and party b shall, in the spirit of long-term cooperation and common development, support and cooperate with each other on all matters within the scope of cooperation.

Article 8 common obligations of both parties

(I) party b shall carry out insurance business in accordance with the insurance law, regulations on the supervision of insurance brokers and other relevant laws and regulations and regulations of regulatory departments.

(ii) both parties shall operate in strict accordance with the provisions of this agreement. Neither party shall assign all or part of the rights hereunder to any third party without the written permission of the other party.

(iii) party a and party b shall jointly standardize the education of the insurance market, develop and improve the insurance market, conduct business in strict accordance with the insurance law and other relevant laws, regulations and relevant provisions of the insurance regulatory authorities, and cooperate in recommending insurance products in strict accordance with the business operation procedures agreed upon by both parties.

Article 9 rights and obligations of party b

(a) party b in the process of business operation, should be in line with the principle of utmost good faith, safeguard the legitimate rights and interests of policy-holder and ensure a fair deal, timely to policy-holder, insurant of real situation (including health status, economic status), truthfully inform the party a shall not cheat concealing important facts, and to the insurance to cover tip; Party b shall not incite the customer to inform the customer of his or her health or financial condition.

(2) in the course of carrying out brokerage business, an insurance brokerage institution and its employees shall not engage in any of the following ACTS of deceiving the applicant, the insured, the beneficiary or the insurance company:

1. Conceal or make up important information related to the insurance contract;

2. Misleading sales;

3. Forge or alter insurance contracts (including but not limited to raising or lowering insurance rates, altering, forging or altering insurance contracts, relevant documents and forms, etc.), sell fake insurance documents, or provide false certification materials for the parties to insurance contracts;

4. Hinder the applicant from performing the obligation of truthful disclosure or induce the applicant not to perform the obligation of truthful disclosure

5. Enter into or modify an insurance contract without authorization from the applicant or the insured or beyond the scope of the trustee;

6. Make up insurance brokerage business or surrender insurance to get commission

7. Induce or collude with the applicant, the insured, the beneficiary or any other third party to deceive party a;

8. Other ACTS that deceive the applicant, the insured, the beneficiary or the insurance company

9. Misappropriating, withholding or encroaching on the insurance premium, surrender fund or insurance money or other payment on behalf of others

10. To induce, impersonate or sign on behalf of the applicant or the insured to make or sign the insurance contract without authorization:

11. To deceive or induce the customer in any way to surrender, reduce or switch the insurance products purchased under this agreement to another insurance company.

(iii) party b shall receive training provided by party a in respect of party a's products and business operation procedures;

(iv) when introducing insurance products and engaging in relevant insurance brokerage business to the insured customers, party b shall use the terms and rates, insurance rules, cash value statement, product specifications, application documents and relevant promotional materials provided by party a. Case customers personalized, Yue make adjustment should be introduced only after consultation with party a's agreement to the customer. Without the written permission of party a, the insurance clauses, premium rates and other documents related to party a provided or made by party a shall not be modified or reproduced.

(5) to introduce the customer to party a by party b when insurance products and engaged in the related insurance brokerage business, should promote party a's right of insurance products, and the clauses of the insurance liability, hesitation period, exemption, expense deduction, cash value, termination of the contract and the investment risk in the investment products are specified to policy-holder, don't exaggerate the interests of the insurance contract or promise interests, besides the insurance contract shall not be in its own name without propaganda of insurance products;

(vi) when engaging in the insurance brokerage business of party a's products, party b shall abide by the insurance rules of party a, select the applicant who meets the insurance conditions of party a, verify the identity of the applicant, guide the applicant to fill in the insurance letter correctly, and require the applicant to make a handwritten copy of the relevant statement and signature; Party b shall not issue an insurance contract in the name of itself or any other third party. Party b shall carefully review the completeness of the application form, ensure that the applicant reads and understands the contents of the insurance contract, and sign and transcribe the applicant's statement in writing;

(vii) party b shall ensure that it has a valid license to operate insurance brokerage business and that it has registered its insurance brokers with the insurance intermediary regulatory information system of China insurance regulatory commission before practicing:

In case of new insurance products such as investment link, the insurance brokers of party b shall obtain the corresponding exhibition qualification;

(8) to party b in party a's products in the insurance brokerage business, should appoint the safekeeping party a shall provide all kinds of files and documents, documents management ledger timely, and have prepared documents issued, use, become invalid, missing timely records, inventories, and so on and so forth, and timely and party a shall make corresponding documents and records the transition, and after the expiration of the agency relationship, shall, within 30 days after the remaining documents and materials delivered to party a. Party b shall not lend the business documents provided by party a to others or other units. If the aforesaid documents are damaged or lost due to reasons attributable to party b, party b shall promptly notify party a in writing so that party a can deal with the loss of warehouse. In case of loss of valuable documents and important documents, party b shall promptly notify party a in writing and report the loss of relevant documents to party a, and party a shall register the loss and deal with the loss, and party b shall bear the relevant expenses. If party b refuses to publish the statement of loss, party a shall publish the statement of loss and party a shall have the right to recover from party b. if party b fails to comply with the provisions of this article, and the damaged or lost valuable documents are maliciously used by others or other adverse consequences, party b shall bear all legal liabilities arising therefrom. Meanwhile, party a may claim compensation from party b at 50% of the face value of the documents. The following situations shall be deemed as document loss :(1) the document is indeed lost; (2) the document fails to be returned to party a after the expiry date; (3) documents missing. (4) documents missing are found during regular inventory.

(9) party b shall, within two working days upon receipt of the completed letter of insurance and other relevant documents, submit them to party a, and party a shall make a decision on whether to accept the insurance or not. Party b shall not make any underwriting decisions on behalf of party a; Upon receipt of the policy issued by party a, party b shall deliver it to the applicant within three working days.

(x) party b shall provide follow-up services for the insurance policies sold by it, including on-site collection of various documents during offline sales, collection of documents and materials related to the insurant, insured or beneficiary's application for insurance, change and insurance payment, and provision of consulting services. Party b shall deliver the aforesaid documents, documents and materials to party a within two (2) business days upon receipt thereof. Upon receipt of the policy issued by party a, party b shall deliver it to the applicant within three working days.

(11) party b shall strengthen the business management of its brokers. If party b's brokers violate the rules or engage in improper behaviors, party b shall promptly stop, take remedial measures and notify party a, and cooperate with party a to investigate and solve the complaints against party b's personnel in the course of engaging in the insurance brokerage business of party a's products.

(12) party b shall, in the course of business cooperation, carry out customer identification and risk investigation as required by the regulatory authorities and perform anti-money laundering obligations. Party b shall, in accordance with the requirements of the insurance policy provided by party a, retain the customer's identity certificate and relationship certificate to ensure the identification of the customer. If any suspicious transaction is found, party b shall immediately notify party a.

(13) the customer dispute with party a (including litigation, arbitration disputes), or customer complaints to the insurance regulator, if disputes, complain brokerage behavior with party b, party b shall, within 5 working days after receiving party a's notification, issue the seal of party b to party a and signed by the solicitor fact sheet (including but not limited to: the customer complaint process condition, contracting party b treatment measures, etc.). If it is found to be inconsistent with the facts after verification, party b shall issue a new fact sheet.

(14) party b shall actively cooperate with party a to implement the spirit of the document "management measures for service evaluation of insurance companies (trial)" (CSSD (2015) no.75) issued by circ, and continuously improve the prescription of issuing new contracts and return visit prescription.

Article 10 rights and obligations of party a

(I) party a shall not enter into and sign the insurance contract without party b's direct introduction to the insured customer, unless the customer takes out insurance by himself at the counter of party a or through other channels of party a.

(ii) party a shall not, without any reason, reject the reasonable insurance requirements of the insured customers recommended by party b, except those that fail to meet the underwriting conditions of party a after examination.

(iii) if party b deems it necessary to develop new products in the market, party a shall actively cooperate with party a, and party a shall decide whether to develop new products according to the market potential.

(iv) if party b violates laws, regulations and regulations in the process of contracting the work, party a shall have the right to ask party b to correct the illegal and illegal behavior. If party b refuses to correct, party a shall have the right to terminate the agreement and report to the regulatory authority.

(v) party a shall pay to party b the brokerage fee of the business recommended and contracted by party b in full and on time every month as agreed. Party a and party b enter into a supplementary agreement on specific matters such as the products and service fee payment for which they have entered into cooperation and shall execute the agreement in accordance with the provisions of the supplementary agreement. Late payment shall be charged at the rate of 0.03% per day.

(vi) party a shall notify party b in writing in advance of the suspension of sales of its products for some reason and cooperate with party b to complete the follow-up work of the suspension.

(vii) party a shall provide relevant services and support for party b to carry out insurance brokerage business in accordance with this agreement and its annexes.

V Settlement and payment of insurance premium and service charge

Article 11 insurance premium and service fee settlement

(I) premium collection method:

1. If party b does not collect the insurance premium on its behalf, party b shall assist party a to collect the insurance premium of the applicant by way of transfer:

(ii) for the benefits to be paid to party b by party a in this agreement, please refer to the appendix "payment method for handling fee of chunghwa life insurance agency" (all fees include VAT);

(3) the payment of service fee must be made in accordance with the principle of two lines of income and expenditure, and in accordance with the provisions of article (4) and (5) of this article, both parties shall, after review, actually pay the account and underwrite the insurance fee on a monthly basis, and the amount of insurance premium (paid-in insurance premium) has passed the hesitation period of the insurance contract to settle the service fee;

(iv) handling fee accounting conditions:

(1) the premiums of the first period of life insurance shall be calculated according to the following rules, and all policies in force shall be checked and confirmed by both parties, and monthly commission fees (including sales commission, sales bonus and other commissions of the first period) shall be calculated accordingly:

Insurance coverage: as of last day of last month

Receipt time: before the 10th day of the current month

Return visit time: before the 20th day of the month (inclusive)

Hesitation period: before the 20th day of the month (inclusive)

(2) the renewal premium of life insurance shall be paid on the last day of the end of solstice of each month, and all policies in force confirmed by both parties shall be accounted for the renewal commission of the current month (including the renewal commission, annual service allowance, continuation rate bonus and other renewal procedures).

(5) terms of commission settlement

(1) party a shall provide party b with the handling fee statement of the previous month (including the handling fee statement and the renewal commission statement) on the 21st day of each month, and party b shall seal and sign the statement after verification and confirmation, and issue a special VAT invoice conforming to the relevant provisions before the 23rd day of each month. If party b has any objection to the statement provided by party a, party a shall, within the time agreed herein, pay party b in advance the handling fee corresponding to the business agreed upon by both parties. The handling fee for the objection of party b shall be paid by party a within a reasonable time as required by party b after both parties reach an agreement and party a receives the invoice of the corresponding amount issued by party b.

(2) unless otherwise provided for in this agreement, party a shall, in accordance with the agreement of both parties, upon receipt of the special VAT invoice issued by party b, pay the interest of the previous month to the special handling fee account designated by party b on the 28th day of each month:

Account name: zhejiang tianruisample insurance broker co., LTD

Bank name: Bank of Ningbo Co., Ltd, hangzhou branch

Account number: 71010122001582307

If the above account information needs to be changed, party b shall notify party a in writing 30 days in advance. If party a pays to the original account before receiving the notice, it shall be deemed as performance of the contract. Party a shall not bear any responsibility for the losses caused thereby.

Vi. Confidentiality

Article 12 both parties are obliged to keep confidential the trade secrets of the other party or the non-public and confidential documents and materials provided by the other party. However, this shall not apply to the exercise or protection of rights arising out of or in accordance with this contract.

Without the consent of the other party, neither party shall disclose the operation of the cooperative business to a third party

Party a and party b shall safeguard the legitimate rights and interests of the customers. Either party shall be responsible to keep the trade secrets of the other party or the identity information and transaction information of the customers it comes to know in the business process, shall not illegally obtain, use, disseminate or resell the information of the customers, and shall not damage the market image and reputation of the other party.

Without the written consent of party a and the customer, both parties shall not use the customer information for purposes other than the insurance business of party a.

Article 13 without the written permission of the other party, neither party shall reproduce, print, disseminate or disseminate through advertisements any non-public or confidential documents, materials or other information related to the other party.

Article 14 whether this agreement is terminated, rescinded or cancelled, the provisions of this contract regarding the confidentiality obligation of both parties shall remain valid.

Vii. Intellectual property rights

Article 15 the intellectual property rights of all printed materials obtained by party b from party a shall be owned by party a. upon request of party a, party b shall immediately return the unused materials. The intellectual property rights of party b's internal management process, business operating system and customer risk management report, insurance plan, accident investigation report and claim solution shall be owned by party b. Without the prior written consent of the other party, either party:

(1) shall not use or print any instrument, picture or electronic media bearing the name or mark of the other party;

(2) shall not advertise or comment on any publication or media in the name of the other party;

(3) shall not make any modification to the other party's documents, except adding the name, office address, telephone number of the broker and the nature of the broker's work;

(4) shall not use or register the other party's name, trademark, mark or any part of the other party's name, trademark or mark

(5) shall not make any news release or promotional statement about the other party or its subsidiaries or affiliates;

(6) shall not disclose the confidential information or other similar information of the other party, or the business mode of the other party.

Article 16 without the prior written consent of party a, party b shall not modify or reproduce the insurance terms, premium rates and other documents related to party a provided or made by party a.

Viii. Modification, rescission and termination of the agreement

Article 17 after this agreement comes into force, neither party shall alter the terms and contents of this agreement without authorization.

Article 18 party a and party b may change the contents of this agreement by consensus according to the needs of business development. Changes to this agreement shall be made in writing and shall be annexed hereto and shall have the same effect as this agreement.

Article 19 if either party fails to realize the purpose of signing the contract due to the other party's violation of the provisions hereof, it may notify the other party in writing to terminate the agreement and claim compensation from the other party for the economic losses caused by its breach.

Article 20 the contract shall be terminated under any of the following circumstances, and the debtor who is due to perform shall repay the debt in advance.

(I) if either party is unable to do business in fact (such as suspension of business, bankruptcy, etc.) or legally unable to do business (such as revocation of practice certificate), the other party may immediately propose to terminate the contract in writing, and the contract shall be terminated upon the other party's receipt of the notice of termination;

(ii) the contract may be terminated by agreement upon mutual agreement.

(iii) if party b continues to operate after the termination of this contract (the company's business license is still valid), party a agrees to continue to pay party b the annual renewal commission, continuance rate bonus and service allowance payable to party b in accordance with the provisions of appendix 1 hereof in respect of the effective insurance contract successfully solicited by party b prior to the termination of this contract. Party b agrees that the handling fee shall be deducted from any amount owed to party a by party b.

Article 21 under any of the following circumstances, party a shall have the right to terminate this contract and no longer pay party b the brokerage fee and other relevant remuneration for the corresponding business, and shall have the right to ask party b to compensate for the loss and submit it to the judicial authorities for handling according to law if the case constitutes a crime:

(1) arbitrarily changing the insurance terms, raising or lowering the premium rate

(2) fraud, breach of trust, forgery or alteration of documents, materials or private seal in the insurance brokerage business;

(3) collude with the applicant, insured, beneficiary or other third party to deceive party a

(4) to misappropriate or encroach upon or withhold insurance premiums, insurance benefits or other payments on behalf of others;

(5) to alter, alter or forge insurance contracts, relevant documents and forms;

(6) to induce, impersonate or replace the signature of the applicant or the insured

(7) issue an insurance policy or document an insurance contract without authorization

(8) to deceive or induce the customer in any way to refund, reduce or convert the insurance products purchased under this agreement

To another insurance company

(9) other parties exceed the scope of cooperation agreed herein or violate national laws and regulations, this contract or provisions of party a, or damage

The act of harming the interests of party a or the applicant or the insured.

Article 22 in the course of cooperation, party b shall have the right to unilaterally terminate the agreement under any of the following circumstances. If any economic loss is caused to party b as a result, party a shall be liable for compensation. The subsequent benefits of the effective insurance contract successfully solicited by party b before the termination of this contract shall be handled in accordance with article 19 (3) hereof.

(I) party a shall avoid party b to directly sign insurance contracts with the customers introduced by party b, unless the customers purchase insurance at the counter of party a or through other channels of party a

(ii) failure to timely pay brokerage fees as agreed in this agreement and the supplementary agreement.

Article 23 upon termination of this agreement, both parties shall unconditionally return the other party to the other party within 30 days from the date of termination of this agreement

Important documents and other documents and information that are not public and confidential.

Nine Liability for breach of contract

Article 24 both parties shall earnestly perform this agreement in line with the principle of friendly cooperation between both parties and safeguarding the best interests of customers.

Article 25 any violation of laws, regulations or regulations by either party during the term of the cooperative relationship shall constitute a breach of contract. The breaching party shall compensate the other party for the losses caused to it.

Article 26 any performance of the agreement by party a's employees shall be deemed as an act of party a, and the corresponding liabilities for breach of contract shall be borne by party a

Article 27 the performance of this agreement by party b and its sales personnel shall be deemed as an act of party b and the corresponding liabilities for breach shall be borne by party b.

Article 28 if a party's breach of contract seriously damages the interests of the other party and its customers or seriously damages the business letter of the other party

If the parties fail to reach a solution through negotiation or if the breaching party refuses to stop the breach after dissuasion, the other party may immediately terminate this agreement. The breaching party shall bear the corresponding legal responsibility and compensate the other party for its economic losses

Article 29 in case of breach by party b, party a shall have the right not to pay the fees of the policy of default involved and require party b to compensate for the losses of party a, party a shall be entitled to deduct, in the subsequent payment of fees deducted from party a shall inform party b in writing before and to get the written confirmation of party b, without the written confirmation of party b, party a shall not be entitled to deduct.

Article 30. Party a shall have the right to observe during the cooperation of all business investigations, such as the investigation found that party b has the violation behavior, and the actual loss to party a, party a shall be entitled to require party b to assume responsibility and pay the corresponding loss, party b shall be within 10 days after the actual loss to party a for compensation, if party b refuses to pay, party a is entitled to deducted from fee to party b to cope with the loss of the corresponding amount.

Article 31 if party b violates laws and regulations, insurance regulations or industry self-discipline, party a shall have the right to ask party b to correct the illegal behavior. If party b refuses to correct, party a shall have the right to terminate the cooperation between both parties.

X Don't give up your rights

Article 32 the failure or delay of a party to exercise one of its rights under this contract shall not constitute a waiver of such right by such party, and the exercise or partial exercise of such right shall not prevent such party from exercising such right again in the future

Xi. Overall consensus.

Article 33 this agreement and its annexes constitute the entire agreement between the parties with respect to this contract and supersede all prior consultations, negotiations and agreements between the parties with respect to the subject matter.

Xii. Completeness

Article 34 this agreement and its annexes shall comply with the requirements of laws and relevant regulatory provisions. When any part of the content fails to meet the requirements of laws and relevant regulations due to the change of circumstances, the part shall lose its effectiveness. Such invalidation shall not affect the validity of other parts and shall remain binding upon both parties as before.

Xiii. Dispute settlement

Article 35 any dispute arising from the performance of this agreement between both parties shall be settled through friendly consultation in a practical and realistic manner. If no agreement can be reached through negotiation, both parties may file a lawsuit with the people's court in the place where party a is located.

14. Anti-money laundering cooperation

Article 36 anti-money laundering cooperation

Party a and party b in accordance with the anti-money laundering law of the People's Republic of China and the financial institutions customer identification and client id information and transaction records management measures, such as anti-money laundering laws, regulations and regulatory requirements, provide the necessary help each other, to take effective customer identification and suspicious transactions recognition, earnestly fulfill their anti-money laundering law obligation, promote the cooperation between the anti-money laundering.

(I) party b shall identify the customer's identity in accordance with party a's anti-money laundering legal obligations;

(ii) when party b undertakes insurance business with an insurance company, it shall provide the customer's identity information required by party a to identify the customer. When necessary, a copy or photocopy of the customer's identity certificate or other identification documents shall be provided in accordance with the law

(iii) party a shall provide party b with necessary assistance such as training on behalf of party b in identifying customers, provided that party b shall identify customers on behalf of party a, including but not limited to the following requirements:

1, for individual insurance premium of the insured amount and more than 20000 yuan in cash to pay the insurance contract, insurance premiums and more than 200000 yuan in the form of transfer the payment of the insurance contract, party a shall confirm the relationship between policy-holder and insurant, checking the policy-holder and insurance of the insured, other than the statutory successors appoint beneficiary beneficiary of the valid identity certificate or any other identity documents, registration of policy-holder, insurant to appoint beneficiary beneficiary, other than the statutory successors the identity of the basic information, and keep a copy of the valid identity certificates or other identification documents or photocopies

2. Party b shall forward to party a the copies or photocopies of the identification documents stipulated in item 1 hereof.

3. Both parties shall designate specialized personnel to jointly carry out and complete the anti-money laundering work that shall be carried out in accordance with the law except as stipulated in item 1 of this paragraph.

4. In the course of soliciting business, party b shall promptly report to party a any reasonable doubt on the identity of the customer or possible suspicious transactions. If party a has doubts about the identity of the customer, party b shall, once again, personally check whether the original and photocopy of the identity certificate of the applicant, the insured and the designated beneficiary other than the legal heir are consistent, and confirm the relationship between the applicant and the insured.

5. If party a finds that the identity information of party b's customers does not meet the requirements of laws and regulations when accepting the application for insurance, it shall promptly notify party b. Party b will inform the customer of the supplement or correction according to the notice of party a; If party a needs to investigate the true identity of the customer, party b shall provide assistance.

Fifteen business quality management

Article 37 in order to prevent the occurrence of bad insurance policies, improve the business quality and promote the healthy development of the business of both parties, in the principle of sincere cooperation, equality and mutual benefit, the parties agree as follows:

(a) a medical risk: party b in the brokerage business as customers medical issues, should be accompanied by personnel customers to party a as required by a hospital designated medical check-up, signed will be real and effective examination report and send to party a, such as appear PeiJian fraud behavior, is testified, party a shall be investigated for party b's economic responsibility and legal liability.

(2) exhibition risks: exhibition risks mainly include abnormal surrender and litigation and arbitration cases. Party a may deduct from the handling fee of the next month the losses caused to party a by the abnormal return of the insurance caused by the illegal behaviors of party b and its employees upon confirmation by both parties. Litigation and arbitration cases include litigation, arbitration or complaint against party a caused by party b or party b's sales personnel for misdirection, signature on behalf of party b, fraud and other violations or failure to perform the obligations agreed by party a and party b during the exhibition. Once party a by party b agent business litigation, arbitration or complaint cases, disposal of cases, party b shall actively cooperate with party a if party b and their employees that causes the losses of party a, party a has the right to require party b to assume and pay the corresponding losses, such as overdue payment, party a is entitled to deduct losses from fee to party b deal with.

16. Customer information management

Article 38 to strengthen the management of the authenticity of customer information, improve the quality of customer service and protect the legitimate rights and interests of insurance consumers.

Through friendly negotiation, party a and party b agree as follows on matters related to the authenticity management of customer information:

(1) the term "customer information" as used in this agreement refers to the name, gender, date of birth, type and number of the identification document or identification document of the applicant, the insured and the designated beneficiary, as well as the contact number and contact address of the applicant and other customer personal information.

(ii) party b's insurance sales personnel shall, in accordance with the principles of accuracy, completeness, safety and confidentiality, collect and record customer information and submit the customer information to party a in a true and complete manner to ensure the needs of business operation and customer service.

(iii) party a shall, in accordance with the principles of legality, rationality, security and confidentiality, manage and use customer information, properly keep the personal insurance business documents recording customer information, and take effective measures to ensure the safety of customer information and prevent the disclosure of customer information.

(4) for the following customer information is missing or wrong, party b shall promptly correct, supplementary correction does not grant to pay fees before completion, if the fees have been paid, and when the next payment deduction: the applicant's name, sex, date of birth, certificate type, certificate number, contact number and contact address; The name, sex, date of birth, type of certificate and certificate number of the insured; The relationship between the insured and the applicant.

(v) if party b's branches or outlets refuse to make any corrections, party a shall have the right to terminate the entrusted agency or cooperative relationship with party b and report to the insurance regulatory authorities.

17 Commercial bribery is prohibited

Article 39 of party a or party b shall not ask each other or each other agent or other relevant personnel for or receive any other interests, and the contract, including but not limited Yu Mingkou, dark buckle, cash, gift CARDS, physical, negotiable securities, tourism and other non-material interests, etc., but belong to industry practices such as the interest or usual practice, shall be stated in the contract. In addition, the benefits stated in the contract must be transferred to the corporate account of the other party by way of transfer, and shall not be paid to the individual by cash, transfer or any other means.

Article 40 both parties have the obligation to strictly prohibit any commercial bribery by their agents. The company shall severely punish any party or party handling personnel for any of the ACTS listed above. Where a crime is suspected, either party shall have the obligation to report the criminal act to the judicial organ of the state in accordance with the law, so that the party or the person in charge of the business bribery shall be punished by the criminal law.

Article 41 if one party or one party's handler violates the relevant provisions prohibiting commercial bribery and causes losses to the other party, it shall be liable to the other party for damages.

18. Crisis response mechanism

Article 42 in order to prevent and minimize the economic losses and reputation losses caused by emergencies to both parties, party a and party b shall establish a joint emergency handling mechanism for major events such as group visits, group complaints, group surrender and other major events that occur during the process of party b providing brokerage services to party a. They shall jointly formulate measures for handling major incidents, designate specialized personnel, set up emergency response teams, and establish a common information disclosure mechanism, so as to timely and properly handle major incidents. The specific process operation may be separately agreed upon by both parties.

19. Customer dispute handling mechanism

Article 43 both party a and party b shall actively deal with customer complaints, insurance surrender and other incidents at the first time, implement the system of responsibility for the first question, and shall not shift responsibility to each other, so as to avoid the negative impact and the expansion of the situation. In accordance with the provisions of the major incident handling measures jointly formulated by the two sides, timely measures shall be taken for proper settlement. The specific process operation may be separately agreed upon by both parties.

20. Supplementary provisions

Article 44 anything not covered in this agreement may be supplemented in writing at any time after the parties reach an agreement through consultation, which shall be an integral part of this agreement and shall have the same effect as this agreement.

Article 45 while both parties perform this agreement, party b shall comply with relevant provisions of party a's "China life insurance intermediary channel management measures".

Article 46 notification obligation

1. The notice given by either party in this contract shall be communicated to the other party in writing.

2. Either party shall promptly notify the other party of any change in its mailing address or fax number; In the absence of such notice, any notice given by either party to the mailing address or fax number last given by the other party shall be deemed to have been served on the other party.

Article 47 annex to this agreement:

Payment method for handling fee of zhonghua life insurance

Article 48 this agreement is made in quadruplicate, with each party holding two copies. The agreement shall come into force only after it is signed and sealed by the legal representatives (responsible persons) or authorized representatives of both parties.

(no text at the bottom of this page)

Party a :(official seal)

Legal representative (person in charge)/ authorized representative:

Date of signing

Party b :(official seal)

Legal representative (person in charge)/ authorized representative:

Date of signing

Signed in: Beijing

Attachment: payment method for handling fee of zhonghua life insurance agency

I. general description

1. These measures are the annex to the professional brokerage/agency cooperation agreement signed between zhonghua union life insurance co., ltd. and the agent. They are applicable to the personal life insurance business.

2. These measures stipulate the commission bonus method for sales through agency channels. Supplementary explanations may be given to the handling fee method for new products marketed by the company after the promulgation of such method or to the matters renegotiated through consultation.

II, poundage pays method

These measures include three parts :1. Handling fee,2. Service allowance for renewal of the year, and 3. Continuation rate bonus.

The standard premium calculation method in these measures is: premium of each product in the first year × conversion coefficient, where the conversion coefficient is Min(each

Premium payment period /10,1).

1. Handling fee:

Including sales commission, sales bonus, renewed annual commission three parts, monthly settlement. The calculation formulas are as follows:

Sales commission = first year paid premiums × sales commission rate

Sales bonus = first year paid premiums × sales bonus rate

Renewal annual commission = renewal annual paid-in premium × renewal annual commission rate